Exhibit 24
                   FIRST OF AMERICA BANK CORPORATION

                          POWER OF ATTORNEY

     The undersigned officers and directors of First of America Bank Corporation, a Michigan corporation, do hereby constitute and appoint Richard F. Chormann and Thomas W. Lambert and any of them, the lawful attorneys and agents or attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments of supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on May 15th, 1997.

/s/ Richard F. Chormann                 Director, Chairman, President
                                        and Chief Executive Officer
                                        (Principal Executive Officer)

/s/ Thomas W. Lambert                   Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer
                                        and Principal Accounting
                                        Officer)

/s/ James S. Ware                       Director

/s/ Dorothy A. Johnson                  Director

/s/ Joseph J. Fitzsimmons               Director

/s/ Martha Mayhood Mertz                Director

/s/ Clifford L. Greenwalt               Director

/s/ Robert L. Hetzler                   Director

/s/ Daniel R. Smith                     Director

/s/ Jon E. Barfield                     Director

/s/ John W. Brown                       Director

/s/ Ley S. Smith                        Director